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                                                                    EXHIBIT 99.1


                         Report of Independent Auditors



Board of Directors
Apartment Investment and Management Company

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses of the Cirque Apartment Communities (the "Communities"), as described in Note 1 for the year ended December 31, 1997. This Combined Historical Summary is the responsibility of the Communities' management. Our responsibility is to express an opinion on this Combined Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The Combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AIMCO Properties, L.P., as described in Note 1 and is not intended to be a complete presentation of the income and expenses of the Communities.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Cirque Apartment Communities, as described in Note 1, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                           /s/ ERNST & YOUNG LLP




June 26, 1998
Denver, Colorado



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                          Cirque Apartment Communities

                         Combined Historical Summary of
                   Gross Income and Direct Operating Expenses



                                                                         THREE MONTHS
                                                           YEAR ENDED        ENDED
                                                           DECEMBER 31,    MARCH 31,
                                                              1997           1998
                                                          ------------   ------------
                                                                          (unaudited)
GROSS INCOME
Rental income                                             $  8,563,239   $  2,227,559
Other income                                                   522,630        102,411
                                                          ------------   ------------
   Total gross income                                        9,085,869      2,329,970

DIRECT OPERATING EXPENSES
Repairs and maintenance                                      1,755,522        368,838
Utilities and other property operating                         733,615        181,238
General and administrative                                     964,474        265,860
Real estate taxes                                              667,417        165,321
Management fees                                                421,697        107,970
                                                          ------------   ------------
   Total direct operating expenses                           4,542,725      1,089,227
                                                          ------------   ------------

Excess of gross income over direct operating expenses     $  4,543,144   $  1,240,743
                                                          ============   ============


See accompanying notes.





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                          Cirque Apartment Communities

              Notes to Combined Historical Summary of Gross Income
                          and Direct Operating Expenses

                        Year Ended December 31, 1997 and
                  Three Months Ended March 31, 1998 (unaudited)




1. ORGANIZATION AND BASIS OF PRESENTATION

The Cirque Apartment Communities (the "Communities") include five separate residential apartment communities located in Phoenix and Tucson, Arizona. The Communities, which are under common management and control, have been summarized as follows:



                           COMMUNITY               LOCATION          NUMBER OF UNITS
                           ---------               --------          ---------------
                    San Marina                     Phoenix                 399
                    Sundown                        Tucson                  330
                    Rio Cancion                    Tucson                  379
                    Casa Anita                     Phoenix                 224
                    Cobble Creek                   Tucson                  301
                                                                          ----

                    Total                                                1,633
                                                                         =====



On March 31, 1998, the Communities were sold to Apartment Investment Management Company, a publicly traded real estate investment trust.

The accompanying Combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AIMCO Properties, L.P. The Combined Historical Summary is not intended to be a complete presentation of income and expenses of the Communities for the year ended December 31, 1997, and the three months ended March 31, 1998, as certain costs such as depreciation, amortization, interest, and other debt service costs have been excluded. These costs are not considered to be direct operating expenses.



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                          CIRQUE APARTMENT COMMUNITIES

              Notes to Combined Historical Summary of Gross Income
                    and Direct Operating Expenses (continued)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts included in the Combined Historical Summary and accompanying notes thereto. Actual results could differ from those estimates.

REVENUE RECOGNITION

Rental income attributable to residential leases is recorded when due from residents. Leases are for periods of up to one year, with rental payments due monthly.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying interim unaudited Combined Historical Summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and was prepared on the same basis as the Combined Historical Summary for the year ended December 31, 1997. In the opinion of management of the Communities, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for this interim period have been made. The excess of combined gross income over direct operating expenses for such interim period is not necessarily indicative of the excess of gross income over direct operating expenses for the full year.

3. TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES

Cirque Property Management ("Cirque"), an affiliate, receives management fees relating to the Communities. The management fee ranges from 3.5% to 4.0% of gross annual cash receipts. In addition, Cirque receives an asset management fee of 1% of gross annual cash receipts.




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